EXHIBIT 10.1

AGREEMENT OF MERGER AND PLAN OF

REORGANIZATION

MERGING

CLIC TECHNOLOGY, INC.

a Florida corporation

with, and into,

FUNDTHATCOMPANY

a Nevada corporation

under the name of

“CLIC TECHNOLOGY, INC.“

MAY 3, 2018

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AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

This Agreement of Merger and Plan of Reorganization (the “Agreement”) is dated as of this 3rd day of May, 2018 (the “Effective Date”), by and among on the one hand, FundThatCompany, a Nevada corporation, with a registered office address of 1815 NE 144th Street, North Miami, Florida 33181, (“FNTT”, and the “Surviving Corporation”), and on the other hand, CLIC Technology, Inc., a Florida corporation, with a business address of 815 NE 144th Street, North Miami, Florida 33181, (“CTI” or the “Merging Corporation”) and the shareholders of CTI (the “CTI Shareholders”). (FNTT, CTI, and the CTI Shareholders may be referred to herein as a “party” and collectively as the “parties”; and the Merging and Surviving Corporations may also be referred to herein collectively as the "Constituent Corporations").

RECITALS

WHEREAS, FNTT desires to acquire all of the issued and outstanding capital stock of CTI (the “CTI Shares) from the CTI Shareholders in return for which the CTI Shareholders shall receive shares of common stock of FNTT (the “FNTT Shares”) in exchange for the CTI Shares (the “Shares Exchange”) as described in Section 1.3, “Share Exchange”; and

WHEREAS, as a result of the Share Exchange, CTI as the Merging Corporation shall merge into FNTT, wherein FNTT shall be the Surviving Corporation pursuant to the terms of this Agreement; and

WHEREAS, the Board of Directors of the Constituent Corporations deem it advisable and to the advantage of each that the Merging Corporation be merged into the Surviving Corporation on the terms and conditions provided in this Agreement and in accordance with the laws of the States of Nevada and Florida (the “Merger”); and

WHEREAS, the Boards of Directors of each Constituent Corporation have recommended to each one’s respective shareholders that the Merger be approved by a vote of each one’s shareholders, which vote and approval has been attested hereto by resolution of the shareholders of the Constituent Corporations, copies of each of which is to be provided at Closing (Cf., ARTICLE IX, “Closing”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein to which the Constituent Corporations and the CTI Shareholders have agreed, the Constituent Corporations do hereby agree to merge on the terms and conditions stated below to be filed with the Nevada Department of State, Division of Corporations.

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ARTICLE I

Merger and Plan of Reorganization

1.1 Plan of Merger. At Closing (as hereinafter defined), the following Plan of Merger of CLIC Technology, Inc. (the “Merging Corporation”) and FundThatCompany (the “Surviving Corporation”), is adopted pursuant to the Nevada Revised Statues, the laws, the laws of the State of Florida and section 368(a)(1)(A) of the Internal Revenue Code of 1986 of the United States as amended:

a) CLIC Technology, Inc. shall be merged with and into FundThatCompany, to exist and be governed by the laws of the State of Nevada.

b) The name of the Surviving Corporation shall be changed from FundThatCompany to “CLIC TECHNOLOGY, INC.”.

c) At Closing, the separate corporate existence of CTI shall cease, and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of CTI and shall be subject to all the debts and liabilities of the Merging Corporation in the same manner as if the Surviving Corporation had itself incurred them. Post Closing, the Surviving Corporation at its sole option may operate the business of CTI as a wholly-owned subsidiary company or an operating division. All rights of creditors and all liens on the property of each Constituent Corporation shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the Merger.

d) The Surviving Corporation will carry on business with the assets of CTI, as well as with the assets of FNTT.

e) The CTI Shareholders shall surrender all of their CTI Shares in the manner hereinafter set forth.

f) In exchange for the CTI Shares surrendered by the CTI Shareholders, the Surviving Corporation will issue and transfer to the CTI Shareholders, on the basis set forth in Section 1.3, the FNTT Shares.

g) All pre-Closing third party shareholders of FNTT will retain their shares as shares of the Surviving Corporation.

h) (1) Article I of the Articles of Incorporation of FNTT shall be amended to read as follows: “The name of the Corporation is amended as follows: “CLIC TECHNOLOGY, INC.”.

(2) Except as amended in Subparagraph (h) (1), the amended Articles of Incorporation of FNTT shall continue in full force as the Articles of Incorporation of the Surviving Corporation until further amended, altered, or repealed as provided in the Articles or as specified by law.

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1.2 Results of Merger. The Constituent Corporations hereby agree that the Merging Corporation shall be merged with, and into, the Surviving Corporation, and the Merging Corporation and the Surviving Corporation shall be a single corporation. The Surviving Corporation shall be the corporation continuing after the merger, and the separate existence of the Merging Corporation shall cease at Closing.

1.3 Share Exchange. At Closing, to execute the merger, all shares of the outstanding capital stock of the Merging Corporation will be exchanged for a total of One Hundred and Ten Million (110,000,000) shares of restricted common stock of the Surviving Corporation. Said common stock will be issued to the CTI Shareholders as listed in the attached Schedule A, and shall represent 71.5% of the total issued and outstanding shares of restricted common stock of the Surviving Corporation, which shall be One Hundred and Fifty-Three Million, Seven Hundred and Fifty Thousand (153,750,000) shares. At Closing, in addition to the above restricted shares, there shall remain Thirty Million, One Hundred Thousand (30,100,000) unrestricted (free trading) shares, such that the total of all restricted and unrestricted shares of common stock that are issued and outstanding at Closing is One Hundred and Eignty-Three Million, Eight Hundred and Fifty Thousand (183,850,000) shares.

At Closing, each CTI Shareholder agrees that any and all capital stock of the Merging Corporation to which they are entitled has been surrendered to the Surviving Corporation and cancelled per the terms and conditions of this Agreement and that each CTI Shareholder no longer has any rights to any ownership of CTI, which has merged into FNTT, and subsequently CTI has ceased to exist.

1.4 Approval of Shareholder; No Material Changes. Pursuant to applicable statutory provisions, this merger requires the approval of the shareholders of each of the Surviving Corporation and the Merging Corporation. The conditions of the applicable statutes of the State of Nevada have been complied with as follows:

a) The shareholders of the Surviving Corporation and the Merging Corporation have approved any increase in the quantity and class of outstanding shares of capital stock of the Surviving Corporation connected to this merger; and

b) This Agreement does not conflict with or make changes in the Articles of Incorporation or the Bylaws of the Surviving Corporation (except as to the change in name).

1.5 Record Date of Merger. The record date of the Merger shall be the Effective Date, which shall be filed with the appropriate governmental authorities.

1.6 Exemption from Registration. The parties hereto intend that all FNTT Shares shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

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ARTICLE II

Additional Fundamental Terms and Conditions

2.1 Other Fundamental Terms and Conditions. All provisions listed and defined under “ARTICLE X”, “Covenants Subsequent to the Date of Closing”, are hereby incorporated in this Section as fundamental terms and conditions of the Agreement.

ARTICLE III

Representations and Warranties of CTI

CTI hereby represents and warrants to FNTT that:

3.1 Organization. CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it and is duly qualified to do business and is in good standing in each of the political geographic locales where its business requires qualification.

3.2 Certain Agreements. CTI is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a material adverse effect on its business, assets, properties, operations, financial condition or prospects (a “Material Adverse Effect”).

3.3 Capitalization. Prior to Closing, all the issued and outstanding capital of CTI shall consist of 100 shares of common stock, no par value per share. All said shares have been issued to the existing CTI Shareholders listed in Schedule A, and are duly and validly issued, fully paid and non‑assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating CTI to issue any additional shares of its capital stock of any class.

3.4 Subsidiaries/Operating Divisions. As of the date of this Agreement, CTI has no subsidiaries or operating divisions.

3.5 Directors and Executive Officers. The names and titles of the directors and executive officers of CTI are as follows:

Name	Position
Yosef Biton	President, Secretary, Treasurer, Director

3.6 Compliance with Laws. To the best of CTI’s knowledge, it has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including U.S. or other federal, regional or municipal governmental laws of any nation, except where such non-compliance would not have a material adverse impact upon its business or properties.

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3.7 Authority. The Board of Directors and shareholders of CTI has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CTI has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CTI and is enforceable in accordance with its terms and conditions.

3.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CTI and the performance by CTI of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which CTI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CTI, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CTI.

3.9 Undisclosed Liabilities. Except as disclosed to FNTT prior to the Closing of this Agreement, as of the date of Closing, CTI shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on, or prior to, the date of Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the date of Closing, or any state of facts or condition existing on, or prior to, the date of Closing (regardless of when such liability or obligation is asserted), or as stated in its PCAOB audited financial statements submitted to FNTT prior to Closing (the “CTI Financial Statements”). The CTI Financial Statements shall present fairly, in all material respects, the financial condition of CTI.

3.10 Tax Returns. CTI, within the times and in the manner prescribed by law, has filed all applicable tax returns required by law and has paid all taxes, assessments and penalties due and payable up to the date of Closing. The provisions for taxes, if any, are accurately reflected in the CTI Financial Statements and are adequate.

3.11 Litigation and Complaints.

a) CTI is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of CTI, threatened against or by CTI.

b) CTI is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of CTI's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

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3.12 Absence of Changes. As of the date of Closing, there have not been any change in the financial condition or operations of CTI except changes in the ordinary course of business, which changes in the aggregate have not been materially adverse.

3.13 Indemnification. CTI agrees to indemnify, defend and hold FNTT, its officers, directors and representatives, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against FNTT which arise out of, or result from (i) any breach by CTI in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CTI to FNTT under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by CTI in this Agreement.

3.14 Restricted Securities. CTI acknowledges that all of the FNTT Shares issued by FNTT shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

3.15 Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of CTI has been convicted of a felony crime or filed for personal bankruptcy in any country/jurisdiction, and has not been the subject of a U.S. Securities and Exchange Commission (“SEC”) or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or SEC or NASD/FINRA proceeding.

3.16 Full Disclosure. None of the representations and warranties made by CTI herein, certificate or memorandum furnished or to be furnished by CTI, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

ARTICLE IV

Representations and Warranties of FNTT

FNTT represents and warrants to CTI that:

4.1 Organization. FNTT is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

4.2 Certain Agreements. Except as disclosed to CTI prior to the Closing of this Agreement, FNTT is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a material adverse effect on its business, assets, properties, operations, results of operations, financial condition or prospects (a “Material Adverse Effect”).

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4.3 Capitalization. Prior to Closing, the authorized capital of FNTT allows it to issue up to 350,000,000 shares of common stock, par value per share of $.001, and no shares of preferred stock. All of the outstanding capital stock of FNTT is duly and validly issued, fully paid and non‑assessable. Except for obligations for the issuance of additional shares of common stock per outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments, there are no outstanding obligations of any kind requiring FNTT to issue any shares of preferred stock.

4.4 Subsidiaries/Operating Divisions. At the time of Closing, FNTT has no subsidiaries or operating divisions.

4.5 Directors and Executive Officers. The name and title of the director and executive officer of FNTT are as follows:

Name	Position
Yosef Biton	President, Secretary, Treasurer, Director

4.6 Compliance with Laws. To the best of FNTT’ knowledge, FNTT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

4.7 Authority. The Board of Directors and shareholders of FNTT has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and FNTT has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of FNTT and is enforceable in accordance with its terms and conditions.

4.8 Undisclosed Liabilities. Except as disclosed to CTI prior to the Closing of this Agreement, as of the date of Closing, FNTT shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on, or prior to, the date of Closing, or any transaction, series of transactions, action or inaction occurring on, or prior to, the date of Closing, or any state of facts or condition existing on, or prior to, the date of Closing (regardless of when such liability or obligation is asserted), or as stated in its PCAOB audited financial statements of FNTT, dated December 31, 2017 (the “FNTT Financial Statements”). The FNTT Financial Statements shall present fairly, in all material respects, the financial condition of FNTT.

4.9 Tax Returns. Except as disclosed to CTI prior to the Closing of this Agreement, FNTT, within the times and in the manner prescribed by law, has filed all federal, state and local tax returns required by law and has paid, or made arrangements to pay, all taxes, assessments and penalties due and payable. The provisions for taxes, if any, are accurately reflected in its FNTT Financial Statements and are adequate.

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4.10 Litigation and Complaints.

a) Except as disclosed to CTI prior to the Closing of this Agreement, FNTT is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of FNTT, threatened against or by FNTT.

b) FNTT is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of FNTT’ knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

4.11 Absence of Changes. Since the date of the Financial Statements, there has not been any change in financial condition or operations of FNTT except changes in the ordinary course of business, which changes in the aggregate have not been materially adverse.

4.12 Indemnification. FNTT agrees to indemnify, defend and hold CTI, its officers, directors and representatives, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against CTI which arise out of, or result from (i) any breach by FNTT in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by FNTT under this Agreement, (ii) a failure of any representation or warranty in this Article IV or (iii) any untrue statement made by FNTT in this Agreement.

4.13 Restricted Securities. FNTT acknowledges that all of the CTI Shares issued by CTI are restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

4.14. Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of FNTT has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“SEC”) or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or SEC or NASD/FINRA proceeding.

4.15 Full Disclosure. None of the representations and warranties made by FNTT herein, certificate or memorandum furnished or to be furnished by FNTT, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

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ARTICLE V

Representations and Warranties of the CTI Shareholders

5.1 Share Ownership. The CTI Shareholders hold 100% of the CTI Shares. Such CTI Shares are not held beneficially, and such shares are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. Each CTI Shareholder holds authority to exchange its CTI Shares pursuant to this Agreement and to deliver the CTI Shares to FNTT at Closing, and will therein transfer to FNTT valid title thereto, free and clear of all claims, liabilities, liens, pledges or charges of any kind.

5.2 Investment Intent. Each CTI Shareholder understands and acknowledges that the CTI Shares are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933 of the United States, as amended, for non-public offerings; and makes the following representations and warranties, with the intent that the same may be relied upon in determining its suitability to acquire the FNTT Shares:

a) The FNTT Shares are being acquired solely for the account of each CTI Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the FNTT Shares.

b) Each CTI Shareholder agrees not to dispose of its FNTT Shares or any portion thereof unless and until counsel for the Surviving Corporation shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder.

c) Each CTI Shareholder acknowledges that FNTT has made all documents pertaining to all aspects of the transactions contemplated herein available to him/her and to his/her qualified representatives, if any, and has offered such person(s) an opportunity to discuss the transactions contemplated herein with an/the officer(s) of FNTT.

d) Each CTI Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Share Exchange (as referenced in Section 1.3) on the terms and conditions of this Agreement.

e) Each CTI Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.3).

f) Each CTI Shareholder understands that its investment in the FNTT Shares is not liquid and has adequate means of providing for its current needs and contingencies and has no need for liquidity in this investment.

5.3 Indemnification. Each CTI Shareholder recognizes that the offer of the FNTT Shares in the Share Exchange (as referenced in Section 1.3) is based upon its representations and warranties set forth and contained herein, and hereby agrees to indemnify and hold harmless FNTT, its officers, directors, employees, representatives and agents, against all liability, costs or expenses (including reasonable attorney’s fees and paralegal expenses) arising as a result of any misrepresentation made herein by such Shareholder.

5.4 Restricted Securities. Each CTI Shareholder understands and agrees that the certificate evidencing the FNTT Shares will have a restrictive legend placed thereon stating that the FNTT Shares have not been registered under the Securities Act of 1933 of the United States, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the FNTT Shares.

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ARTICLE VI

Covenants Prior to the Date of Closing

6.1 Investigative Rights. Prior to Closing, each Constituent Corporation shall provide to the other, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records, financial and otherwise, for the purpose of examining the same. Each Constituent Corporation shall furnish the other with all information concerning each party’s affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no claim may be asserted by the party so learning that a representation of the other party was not accurate. If the transaction contemplated hereby is not completed, all documents received by one party belonging to another and/or their attorneys or other representatives, shall be returned to the respective party and all information so received shall be treated as confidential.

6.2 Conduct of Business. Prior to Closing. Each Constituent Corporation shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other, except in the normal course of business. Neither Constituent Corporation shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither Constituent Corporation shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock unless agreed to by the other Constituent Corporation hereto, or as defined in this Agreement.

6.3 Confidential Information. Each party to this Agreement will treat all non-public, confidential and trade secret information received from another party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the party disclosing it in the event this Agreement is terminated.

6.4 Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

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ARTICLE VII

Conditions Precedent to CTI’s Performance

7.1 CTI Obligations. CTI’s obligations hereunder shall be subject to the satisfaction at or before Closing of all the conditions set forth in this Article VII. CTI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by it of any other condition of or any of its other rights or remedies, at law or in equity, if FNTT shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FNTT in this Agreement or in any written statement that shall be delivered to CTI by FNTT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3 Performance. FNTT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

7.4 Absence of Litigation. Except as disclosed to CTI prior to the Closing of this Agreement, no action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against FNTT.

7.5 Officer’s Certificate. FNTT shall have delivered to CTI a certificate dated the date of Closing signed by the President of FNTT certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article IV are true and correct as of the date of Closing.

7.6 Corporate Action. FNTT shall have obtained in the form of a written resolution, the approval of (i) FNTT’s shareholders for the transaction contemplated by this Agreement, and (ii) its Board of Directors.

ARTICLE VIII

Conditions Precedent to FNTT’s Performance

8.1 Conditions. FNTT’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VIII. FNTT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by it of any other condition of or any of its rights or remedies, at law or in equity, if CTI shall be in default of any of its representations, warranties or covenants under this Agreement.

8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CTI in this Agreement or in any written statement that shall be delivered to FNTT by CTI under this Agreement shall be true and accurate on and as of the date of Closing as though made at that time.

8.3 Performance. CTI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

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8.4 Absence of Litigation. Except as disclosed to CTI prior to the Closing of this Agreement, no action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CTI.

8.5 Audited Financial Statements. CTI shall have delivered to FNTT at or prior to Closing, fully audited financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

8.6 Officer’s Certificate. CTI shall have delivered to FNTT a certificate dated the date of Closing signed by the President of CTI certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

8.7 Corporate Action. CTI shall have obtained in the form of a written resolution, the approval of (i) CTI’s shareholders for the transaction contemplated by this Agreement, and (ii) its Board of Directors.

ARTICLE IX

Closing

9.1 Closing. The closing of this Agreement shall be held at the offices of FNTT or at any mutually agreeable place on or prior to 5:00 p.m., U.S. Eastern Standard Time, Friday, May 4, 2018, unless extended by mutual agreement of the parties. At the Closing:

a) FNTT shall deliver (i) the FNTT Shares to the CTI Shareholders within ten (10) business days of Closing, and a copy of a resolution of its Board of Directors authorizing such issuance, and (ii) the Officer’s Certificate described in Section 7.5 to CTI.

b) In return for the FNTT Shares, the CTI Shareholders shall deliver to FNTT (i) certificates or other representation acceptable to FNTT representing transfer of all the CTI Shares.

c) CTI shall deliver to FNTT (i) the Officer’s Certificate described in Section 8.3, (ii) signed minutes of its meeting of its board of directors approving this Agreement, and (iii) the CTI Financial Statements.

d) As the final item at Closing, the current directors of FNTT shall appoint new members to its Board of Directors which new members in a majority shall represent CTI.

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ARTICLE X

Covenants Subsequent to the Date of Closing

10.1 Recording of Merger. Within three (3) business days following Closing, the Surviving Corporation will (a) cause a “Merger and Plan of Reorganization” identical in content to “ARTICLE I” herein, and the amendment to the Articles of Incorporation per Section 1.1 (h), to be filed with the State of Nevada and the State of Florida, with a “Certified Copy” for each such filing to be returned to the Surviving Corporation; and (b) file a name change with the U.S. Financial Industry Regulatory Authority (“FINRA”) in order to effect a trading name and symbol change in accordance with FINRA policies and procedures, and (c) file a name change with OTC Markets, according to its rules and regulations as quickly as permitted.

ARTICLE XI

General Provisions

11.1 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision herein.

11.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

11.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

11.4 No Modification. This Agreement may not be amended or modified except by a written agreement signed by the parties.

11.5 Entire Agreement. This Agreement constitutes the final understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between and among the parties, whether written or oral.

11.6 Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Nevada applicable to contracts made and to be performed entirely therein, without giving effect to the rules or principles of conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of Nevada and of any state and federal court located therein, or in lieu of Nevada, any other jurisdiction approved by each party hereto by mutual unanimous consent.

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11.7 Attorney’s Fees. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys’ and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

11.8 Severability. The provisions of this Agreement are severable and the unenforceability of any provision shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or any portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained herein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The parties agree that this Agreement, agreements ancillary to this Agreement, and related documents to be entered into in connection with this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission, or an electronic copy of this Agreement is delivered bearing electronic signatures of the parties thereto. Such facsimile or electronic signature shall be treated in all respects as having the same effect as an original signature.

11.10 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to each one’s respective address as first listed above.

11.11 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

11.12 Finders/Brokers. There are no finders or brokers in connection with the transaction contemplated herein.

11.13 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

11.14 Expenses. Each party will bear their own expenses, including, but not limited to, legal, accounting, paralegal, administrative and State filing fees incurred in connection with this Agreement.

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11.15 Survival of Terms and Conditions. All provisions, terms and conditions of this Agreement which by their text specify that they survive, or which need to do so to give full force and effect to their intent and effect, will survive the Closing or any termination of this Agreement, or until such provision, term or condition is fulfilled by the parties so obligated to do so to the satisfaction of the other parties hereto (the “Survival”). Such provisions, terms and conditions includes, but are not limited to, the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument, certificate, opinion or other writing connected directly or indirectly to this Agreement, and any or all of the content of “ARTICLE X”, “Covenants Subsequent to the Date of Closing”, contained herein.

11.16 Termination, Amendment and Waiver.

a) Termination. This Agreement may be terminated at any time, whether before or after approval of matters presented in connection with it, or after Closing:

(1) By mutual written consent of FNTT, CTI and a majority of the named CTI Shareholders;

(2) In writing to the other parties hereto by FNTT, CTI or a majority of the named CTI Shareholders, if:

(i)	Any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)	The transaction shall not have been consummated on or before 5:00 p.m., U.S. Eastern Standard Time, Friday May 4, 2018 unless such failure is the result of a material breach of this Agreement by a party hereto seeking to terminate this Agreement.

(iii)	Any material breach has occurred of any article, section or provision of this Agreement, including, but not limited to, Article X, “Covenants Subsequent to the Date of Closing”.

(3) By FNTT, if CTI or any of the CTI Shareholders (a) breaches any respective representations or warranties hereof, (b) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, or (c) experiences any event in FNTT’s sole judgment that constitutes a Material Adverse Effect as defined in Section 3.2; and

(4) By CTI or the CTI Shareholders, if FNTT (a) breaches any of its representations or warranties hereof, (b) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, or (c) experiences any event in CTI’s sole judgment that constitutes a Material Adverse Effect as defined in Section 4.2.

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b) Effect of Termination. In the event of termination of this Agreement prior to Closing by CTI, FNTT or a vote of the majority of the named CTI Shareholders, as provided herein, this Agreement shall forthwith immediately become void and have no effect, without any liability or obligation on the part of any party hereto, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in, or connected to, this Agreement.

c) Extension; Waiver. As pertains to this Agreement, at any time the parties may, to the extent legally allowable: (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of each party hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

d) Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of (i) FNTT, an action by its respective Board of Directors, and (ii) CTI, an action by its respective Board of Directors or (iii) a written action signed by a majority of the CTI Shareholders.

11.17 Authority to Bind. A responsible officer of Constituent Corporation has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of its Constituent Corporation to execute it.

11.18 Further Assurances. The parties shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver such instruments and documents as may be reasonably necessary in order to fully carry out the intent and purposes of this Agreement, the relationship contemplated hereunder, and any and all provisions contained herein, including, but not limited to, Article X, “Covenants Subsequent to the Date of Closing”.

11.19 No Interpretation Against Drafter. There shall be no rule of interpretation against the drafter in drafting this Agreement. All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“SURVIVING CORPORATION”		“MERGING CORPORATION”

FundThatCompany (“FNTT”)		CLIC Technology, Inc. (“CTI”)
a Nevada corporation		a Florida corporation

By:	/s/ Yosef Biton	By:	/s/ Yosef Biton
Yosef Biton, President and Director		Yosef Biton, President and Director

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SCHEDULE A

The following table lists the CTI Shareholders (the “Shareholders”) who collectively represent 100% of the issued and outstanding capital stock of CTI, and the quantity of shares of FNTT common stock that each such shareholder shall receive from the Share Exchange (cf., Section 1.3).

CTI Shareholder Name and Address	FNTT Shares of Common Stock To Be Issued
Yosef Biton 1815 NE 144th Street North Miami, Florida 33181	55,000,000
Novelties Distribution, LLC 2171 NW 87th Avenue Sunrise, FL 33322	55,000,000
TOTAL	110,000,000

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